EXHIBIT 99.1

EMPLOYMENT AGREEMENT
By and Between
GRUBB & ELLIS COMPANY
and
RICHARD PEHLKE

As of February 9, 2007

EMPLOYMENT AGREEMENT
     EMPLOYMENT AGREEMENT (this “Agreement”) executed as of February 9, 2007 by and between GRUBB & ELLIS COMPANY, a Delaware corporation having an address at 500 West Monroe Street, Suite 2800, Chicago, Illinois 60661 (the “Company”), and RICHARD PEHLKE, an individual (“Executive”).
W I T N E S S E T H:
     WHEREAS, commencing on February 15, 2007 (the “Effective Date”) the Company desires to employ Executive and Executive desires to provide his exclusive services to the Company in connection with the Company’s business; and
     WHEREAS, both parties desire to clarify and specify the rights and obligations which each have with respect to the other in connection with Executive’s employment.
     NOW, THEREFORE, in consideration of the agreements and covenants herein set forth, the parties hereby agree as follows:
     1. Employment
     On the Effective Date, the Company hereby employs Executive as its Executive Vice President and Chief Financial Officer, and Executive hereby accepts such exclusive employment as of the Effective Date and agrees to render Executive’s exclusive services as an employee of the Company, all subject to and on the terms and conditions herein set forth.
     2. Duties and Responsibilities of Executive
          On the Effective Date Executive shall be exclusively employed as the Company’s Executive Vice President and Chief Financial Officer, and Executive agrees to provide Executive’s exclusive services to the Company, subject to the other provisions of this Section 2. Executive’s responsibilities and duties shall be commensurate with those of a similarly situated executive officer of an entity engaged in the business engaged, or proposed to be engaged, in by the Company. In the performance of his duties, Executive shall report to the Chief Executive Officer of the Company, or the Board of Directors of the Company (the “Board”). Executive shall use his best efforts to maintain and enhance the business and reputation of the Company and shall perform such other duties commensurate with Executive’s position as may, from time to time, be designated to Executive by the Chief Executive Officer or the Board, including but not limited to providing services from time to time to any of the Company’s subsidiaries and/or affiliates. Executive shall be available to travel as the reasonable needs of the Company shall require. Executive’s principal place of employment shall be the Chicago, Illinois metropolitan area. Executive shall devote himself to the business and affairs of the Company on a full-time basis; provided, however, that so long as such activity does not materially interfere with Executive’s performance of his duties and responsibilities hereunder, and is not contrary to the interests of the Company, Executive may engage in charitable activities.

     3. Compensation
          (a) In consideration for Executive’s services to be performed under this Agreement and as compensation therefor, Executive shall receive, in addition to all other benefits provided for in this Agreement, a base salary (the “Base Salary”) at a rate of Three Hundred and Fifty Thousand ($350,000) Dollars per annum. All payments of Base Salary shall be subject to all applicable withholdings and deductions, and shall be payable in accordance with the Company’s customary payroll practices. The Base Salary shall be subject to annual, calendar year review by the Company’s Chief Executive Officer, and subject to the approval of the Compensation Committee of the Board (the “Compensation Committee”), the Base Salary, as then currently in effect, may be increased, but not decreased.
          (b) In addition to the Base Salary, Executive shall be eligible to receive annual, calendar year cash and equity bonus compensation (the “Bonus Compensation”) based upon a bonus plan and formula to be established each year during the Term hereof (as defined in Section 5 below) by the Company’s Chief Executive Officer subject to the approval of the Compensation Committee (the “Bonus Compensation Plan”).
               (i) The cash portion of the Bonus Compensation Plan for Executive shall provide for a target annual cash bonus of fifty percent (50%) of Executive’s Base Salary (sometimes the “Cash Bonus”), upon such terms and conditions as determined from time to time in accordance with the provisions of this Section 3(b). The Bonus Compensation Plan with respect to the Cash Bonus for Executive with respect to calendar year 2007 is set forth on Exhibit I annexed hereto, which shall also specify Executive’s guaranteed minimum Cash Bonus with respect to calendar year 2007, it being understood and agreed that Executive shall not be entitled to a minimum guaranteed Cash Bonus in any subsequent calendar year of the Term hereof.
               (ii) The equity portion of the Bonus Compensation Plan for Executive shall provide for a target annual equity bonus of sixty-five percent (65%) of Executive’s Base Salary (sometimes, the “Equity Bonus”), payable in restricted shares (the “Restricted Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”) upon such terms and conditions as determined from time to time in accordance with the provisions of this Section 3(b) and pursuant to the Company’s form of Restricted Share agreement in the form annexed hereto as Exhibit II (the “Restricted Share Agreement”). On each anniversary of the Effective Date during the Term hereof for so long as this Agreement is in effect (each such anniversary hereof, solely for purposes of this Section 3(b)(ii), is hereinafter referred to as the “Issuance Date”) any Equity Bonus that Executive shall be entitled to receive hereunder shall be equal to such number of Restricted Shares of the Company’s Common Stock that is equal to the applicable percentage of Executive’s Base Salary (which shall be up to sixty-five (65%) percent of Executive’s Base Salary) divided by the “Fair Market Value” (as that term is defined in the Company’s 2006 Omnibus Equity Plan (the “Plan”)) of the Company’s Common Stock at the close of trading on the Issuance Date, provided, however, that in the event that the Issuance Date is not a day on which shares of the Company’s Common Stock can be publicly traded, then the Fair Market Value of the Company’s Common Stock shall be based on the closing price of the Company’s Common Stock on the closing of the trading day immediately preceding the applicable Issuance Date; and in all instances, issuances of Restricted Stock shall be rounded up to the nearest whole share of Common Stock. All Restricted Shares shall vest three (3) years after the Issuance Date applicable to such Restricted Shares and shall have such other terms and conditions as set forth in the Restricted Share Agreement and shall otherwise be subject to the Company’s customary terms and conditions with respect to Restricted Shares. The Bonus Compensation Plan with respect to the Equity Bonus for Executive with respect to calendar year 2007 is also set forth on Exhibit I, which shall also specify Executive’s guaranteed minimum Equity Bonus with respect to calendar year 2007, it being understood and agreed that Executive shall not be entitled to a minimum guaranteed Equity Bonus in any subsequent calendar year of the Term hereof. Executive shall have the right to receive the Restricted Shares, subject to the terms of this Agreement and the Restricted Share Agreement, upon the full execution and delivery of this Agreement by the parties.
               (iii) The Bonus Compensation Plan to be established each calendar year shall be designed to take into account both the performance of the Executive and the Company. All Bonus Compensation shall be payable in accordance with the procedures established from time to time by the Compensation Committee, subject to all applicable withholding and deductions, and in accordance with the Company’s customary payroll and bonus payment practices.
          (c) On the Effective Date, pursuant to the Company’s 2006 Omnibus Equity Plan (referred to herein as the “Plan”), the Company, subject to the approval of the Board to be obtained simultaneously with the Board’s approval of the Company’s entering into of this Agreement (by a duly held meeting or unanimous written consent in lieu thereof), shall grant to Executive a non-qualified stock option (the “Option” or “Options”) to purchase an aggregate of up to twenty-five thousand (25,000) shares of the Company’s Common Stock, par value $.01 per share, at a per share exercise price equal to the closing price of the Common Stock on the Effective Date as determined in accordance with the Plan. The Options shall vest as follows: Options to purchase up to 8,333 shares of Common Stock shall become exercisable on the last “Business Day” (as hereinbelow defined) before the one (1) year anniversary of the Effective Date; Options to purchase up to an additional 8,333 shares of Common Stock shall become exercisable on the last Business Day before the two (2) year anniversary of the Effective Date; and, Options to purchase up to an additional 8,334 shares of Common Stock shall become exercisable on the last Business Day before the three (3) year anniversary of the Effective Date. The Options shall have such other terms and conditions as shall be set forth in the Company’s standard form of option agreement in the form annexed hereto as Exhibit III (the “Option Agreement”) to be entered into between the Company and the Executive, which shall also reflect the terms set forth herein. The Option Agreement shall, among other things, have a ten year term, and automatic acceleration of the vesting of all unvested Options upon (i) a “Change in Control” (as that term is defined in Section 8(f) below), (ii) a termination by the Company pursuant to Section 8(d), or (iii) termination by Executive pursuant to Section 8(e). As used herein, the term “Business Day” shall mean any date when commercial banks in the City of Chicago in the State of Illinois are open to accept deposits other than a Saturday or Sunday. Executive shall have the right to receive the Options, subject to the terms of this Agreement and the Option Agreement, upon the full execution and delivery of this Agreement by the parties.

     4. Benefits
          (a) In addition to the Base Salary, the Bonus Compensation, and Options, all as provided for in Section 3 hereof, Executive shall be entitled to an aggregate of four (4) weeks of vacation per full calendar year, which shall accrue on a per payroll period basis. In addition, Executive shall be entitled to participate in or receive benefits equivalent to any employee benefit plan or other arrangement, including but not limited to any medical, dental, vision, retirement, disability and life insurance, generally made available by the Company to other executives who report to the Chief Executive Officer, subject to or on a basis consistent with the terms, conditions and overall administration of such plans or arrangements; provided, that such plans and arrangements are made available at the absolute and sole discretion of the Company and nothing in this Agreement establishes any right of the Executive to the availability or continuance of any such plan or arrangement.
          (b) Executive shall be entitled to reimbursement for all reasonable travel, entertainment and other reasonable expenses related to Executive’s duties hereunder that are incurred in connection with the Company’s business, provided that such expenses are (i) pre-approved by the Company if not in accordance with the Company’s policies, and (ii) adequately documented and vouchered in accordance with the Company’s policies.
          (c) Subsequent to the Effective Date, the Company shall reimburse Executive for Executive’s actual, reasonable, documented attorneys’ fees and disbursements incurred by Executive in connection with the negotiation and entering into of this Agreement in an amount not to exceed $5,000.
     5. Term of Employment
          (a) The term of Executive’s employment hereunder shall commence as of the Effective Date and shall terminate on the date immediately preceding the three (3) year anniversary thereof, or such earlier time in accordance with Section 8 hereof (the “Term”). The Term may be extended beyond the period provided for in the immediately preceding sentence upon the mutual written agreement of the parties hereto.
     6. Confidentiality
          (a) Executive agrees and covenants that, at any time during which Executive is employed by the Company (which, for purpose of this Section 6 shall include the Company’s subsidiaries and affiliates) or thereafter, Executive will not (without first obtaining the express permission of the Company) (i) divulge to any individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof (“Person”), or use (either by Executive or in connection with any business), any “Confidential Information” (as hereinafter defined in Section 6(c) hereof) or (ii) divulge to any Person, or use (either by Executive or in connection with any business), any “Trade Secrets” (as hereinafter defined in Section 6(c) hereof) to which Executive may have had access or which had been revealed to Executive during the course of Executive’s employment, unless such disclosure is pursuant to a court order, disclosure in litigation involving the Company or in any reports or applications required by law to be filed with any governmental agency, but only after ten (10) days’ prior written consultation with the Company.
          (b) Any interest in patents, patent applications, inventions, copyrights, developments, innovations, methods, processes, analyses, drawings, and reports (collectively, “Inventions”) which Executive may develop during the period Executive is employed under this Agreement (either during regular business hours or otherwise) relating to the fields in which the Company may then be engaged or is seeking to be engaged shall belong to the Company; and Executive shall disclose the Inventions to the Company and forthwith upon request of the Company, Executive shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all right, title, and interest in and to the Inventions free and clear of all liens, charges, and encumbrances.
          (c) As used in this Agreement, the term “Confidential Information” shall mean and include all information and data in respect of the Company’s (including its subsidiaries’ and affiliates’) operations, financial condition, products, customers and business (including, without limitation, artwork, photographs, specifications, facsimiles, samples, business, marketing or promotional plans, creative written material and information relating to characters, concepts, names, trademarks, tradenames, tradedress and copyrights) which may be communicated to Executive or to which Executive may have access in the course of Executive’s employment by the Company. Notwithstanding the foregoing, the term “Confidential Information” shall not include information which:
(i)	is, at the time of the disclosure, a part of the public domain through no act or omission by Executive; or
(ii)	is hereafter lawfully disclosed to Executive by a third party who or which did not acquire the information under an obligation of confidentiality to or through the Company.
     As used in this Agreement, the term “Trade Secrets” shall mean and include information, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. In addition, the term “trade secrets” includes all information protectible as “trade secrets” under applicable law.
     Nothing in this Section 6 shall limit any protection, definition or remedy provided to the Company under any law, statute or legal principle relating to Confidential Information or Trade Secrets.
          (d) Executive agrees that at the time of leaving the employ of the Company Executive will deliver to the Company and not keep or deliver to anyone else any and all notes,

notebooks, drawings, memoranda, documents, and in general, any and all material relating to the business of the Company (except Executive’s personal files and records) or relating to any employee, officer, director, agent or representative of the Company.
     7. Restrictive Covenants
          (a) Non-Competition
     Executive hereby agrees and covenants that during the period (“Non-Compete Period”) beginning with the initial commencement of Executive’s employment with the Company (including subsidiaries or affiliates) and ending on the last day of Executive’s employment with the Company, Executive will not, directly or indirectly, engage in or become interested (whether as an owner, principal, agent, stockholder, member, partner, trustee, venturer, lender or other investor, director, officer, employee, consultant or through the agency of any person or entity otherwise in any business or enterprise that at any time during the Non-Compete Period shall be in whole or in substantial part competitive with any material part of the business conducted by the Company (which, for purposes of this Section 7 shall include the Company’s subsidiaries and affiliates; except that ownership of not more than 1% of the outstanding securities of any class of any entity that are listed on a national securities exchange or traded in the over-the-counter market shall not be considered a breach of this Section 7(a); provided, further, that the provisions of this Section 7(a) shall not be applicable to any publicly traded mutual funds owned by the Executive.
          (b) No-Raid
     Executive agrees and covenants that for the period commencing on the date hereof and ending one (1) year following the termination of Executive’s employment with the Company (the “Limited Period”), Executive will not (without first obtaining the written permission of the Company), directly or indirectly, divert or attempt to divert from the Company any business of any kind in which the Company or its subsidiaries or affiliates is engaged or seeking to be engaged. For the avoidance of doubt, the covenants contained in this Section 7(b) do not prohibit Executive from being employed subsequent to the expiration or termination of this Agreement by any entity that is an owner and manager of real estate, so long as Executive complies with all of the covenants set forth in this Agreement, including but not limited to the covenants set forth in Section 6 and Section 7 hereof.
          (c) Non-Solicitation
     Executive agrees and covenants that during the Limited Period, Executive will not (without first obtaining the written permission of the Company), on his own behalf or on behalf of any third party, directly or indirectly, recruit any then current employee, consultant or independent contractor of the Company, or any individual who has served in any such capacity at any time six (6) months prior thereto, for employment or any other relationship (including but not limited to an independent contractor), or induce or seek to cause such person to terminate his or her employment or independent contractor arrangement with the Company. Notwithstanding the immediately preceding sentence, the provisions of this Section 7(c) shall not apply to employees who are fired by the Company for reasons unrelated to and independent of, directly or indirectly, the Executive, or who respond to solicitations for employment directed to the general public in print and electronic media of general circulation. As used in Sections 7(a), 7(b) and 7(c) hereof, all references to the Company includes the Company’s subsidiaries and affiliates.
          (d) Nondisparagement
     Each of the Company and Executive agree that upon inquiry from any third party regarding the termination of Executive’s employment with the Company, if termination is for reasons other than for Cause as defined in Section 8(a) hereof, such third party shall be advised that Executive has decided to pursue other opportunities. Each of the Company and Executive represents and agrees that each will not in any way disparage the other (and with respect to the Company, Executive’s agreement hereunder shall also apply to the Company’s current, former and future officers and directors), or make any comments, statements, or communications to the media or to any other third party that may be considered to be derogatory or detrimental to the good name or business reputation of any of the aforementioned parties or entities. Executive agrees that he shall direct all third party inquiries regarding Executive’s employment with the Company to the Company’s Senior Vice President of Human Resources. The provisions of this Section 7(d) shall survive the expiration or termination of this Agreement.
          (e) Indemnification
     Executive shall be indemnified by the Company in accordance with the Company’s Bylaws, as same may be amended from time to time and shall also be covered by the Company’s applicable directors and officers liability insurance as in effect (and as may be amended) from time to time. The provisions of this Section 7(e) shall survive the expiration or termination of this Agreement.
          (f) Cooperation by Employee
     With respect to any litigation, arbitration, mediation, administrative hearing, or any other dispute resolution process to which the Company is a party or which Executive is a witness at any time during or after the expiration of the Term of this Agreement, Executive agrees to fully cooperate with the Company, its attorneys and agents, with respect to any process including but not limited to, interviews, depositions, preparation for testimony, and testifying or otherwise providing evidence at no out of pocket cost to Executive. Executive shall be indemnified by the Company in connection with Executive’s activities pursuant to this Section 7(f), and the provisions of this Section 7(f) shall survive the expiration or termination of this Agreement.
     8. Termination
     The following termination provisions and benefits are in lieu of the benefits available under the Company’s written policies and procedures, as same may have been, or may in the future be, amended from time to time. Executive agrees that his termination provisions shall not be governed by such policies and plans.
          (a) Cause. Notwithstanding the terms of this Agreement, the Company may discharge Executive and terminate this Agreement for cause (“Cause”) in the event (i) of Executive’s willful and repeated refusal, to materially perform his duties hereunder with reasonable diligence, or to follow a lawful directive of the Chief Executive Officer or the Board commensurate with the Executive’s position, (ii) Executive’s commission of an act involving fraud, embezzlement, or theft against the property or personnel of the Company, (iii) Executive’s engagement in gross reckless conduct that will have a material adverse affect on the reputation, business, assets, properties, results of operations or financial condition of the Company, (iv) Executive shall be convicted of a felony or shall plead nolo contendere in respect thereof, or (v) Executive engages in any other criminal conduct or act of moral turpitude that is materially injurious to the business or reputation of the Company. As used in this section, the Company includes the Company’s subsidiaries and affiliates. In the event Executive is discharged pursuant to this Section 8(a), (i) Executive’s Base Salary, Bonus Compensation, vesting of Options and all benefits under Section 4 hereof shall terminate immediately upon such discharge (subject to applicable law, such as pursuant to the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and (ii) the Company shall have no further obligations to Executive except for payment and reimbursement to Executive for any monies due to Executive which right to payment or reimbursement accrued prior to such discharge.
          (b) Incapacity. Should Executive at any time subsequent to the full execution and delivery of this Agreement (including but not limited to prior to the Effective Date) become incapacitated to the extent that Executive is unable to perform Executive’s duties pursuant to this Agreement for a period of more than one hundred twenty (120) days in any twelve (12) month period by reason of illness, disability or other incapacity, the Company may, subject to the requirements of applicable law, terminate this Agreement upon written notice at any time after said one hundred twenty (120) day period and the Company shall have no further obligations to Executive or his legal representatives except for payment and reimbursement to Executive or his legal representatives for any monies due to Executive which right to payment or reimbursement accrued prior to such discharge, and for its obligations with respect to the Restricted Shares pursuant to Section 3(b)(ii) above and any Restricted Share Agreement entered into with Executive.
          (c) Death. This Agreement shall terminate immediately upon the death of Executive (including but not limited to prior to the Effective Date), in which case the Company shall have no further obligations to Executive or his legal representatives except for payment and reimbursement to Executive’s estate or his legal representatives for any monies due to Executive which right to payment or reimbursement accrued prior to Executive’s death, and for its obligations with respect to the Restricted Shares pursuant to Section 3(b)(ii) above and any Restricted Share Agreement entered into with Executive.
          (d) Termination Without Cause. At any time subsequent to the full execution and delivery of this Agreement by the parties (including but not limited to prior to the Effective Date), the Company may terminate Executive’s employment with the Company without Cause (as defined in Section 8(a) above), for any reason at any time, upon written notice to Executive, whereupon the Executive shall be entitled to receive (i) all monies due to Executive which right to payment or reimbursement accrued prior to such discharge, (ii) Base Salary payable in accordance with the Company’s customary payroll practices for the balance of the Term of this Agreement, or a period of twenty-four (24) months following the date of such termination, whichever is less, subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and (iii) all then unvested Options and Restricted Shares shall automatically vest. The Company’s payment of any amounts to Executive upon the termination of Executive’s employment without Cause is expressly subject to and contingent upon Executive executing and delivering to the Company at the time of such termination the Company’s form of release annexed hereto as Exhibit IV (the “Release”).
          (e) Termination by the Executive for Good Reason. The Executive may terminate his employment under this Agreement at any time subsequent to the full execution and delivery of this Agreement by the parties (including but not limited to prior to the Effective Date) for Good Reason by giving written notice to the Company. For purposes of this Section 8(e), “Good Reason” shall mean: (i) a material breach of this Agreement by the Company that is not cured within thirty (30) days after written notice of the breach has been given to the Company by the Executive; (ii) Executive is required to permanently relocate from the Chicago metropolitan area; (iii) a reduction in Executive’s Base Salary as then currently in effect (i.e. inclusive of any increases in the Base Salary as same may have been increased subsequent to the execution hereof in accordance with the provisions of Section 3(a) above); (iv) a material reduction in Executive’s duties and responsibilities; or (v) Executive is required to directly report to any other person other than the Board or the Chief Executive Officer of the Company. In the event of a termination by Executive for Good Reason, Executive shall be entitled to receive (i) all monies due to Executive which right to payment or reimbursement accrued prior to such discharge, (ii) Base Salary payable in accordance with the Company’s customary payroll practices for the balance of the Term of this Agreement, or a period of twenty-four (24) months following the date of such termination, whichever is less, subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and (iii) all then unvested Options and Restricted Shares shall automatically vest. The Company’s payment of any amounts to Executive upon the termination of Executive’s employment without Cause is expressly subject to and contingent upon Executive executing and delivering to the Company at the time of such termination the Release.
          (f) Termination Pursuant to a Change of Control. In the event that subsequent to the Effective Date (i) the Executive is terminated by the Company without Cause, or Executive terminates the agreement for “Good Reason” (as defined in Section 8(e) above), within six (6) months after a “Change in Control” (as defined below), or (ii) the Executive is terminated by the Company without Cause, or the Executive terminates the agreement for Good Reason, three (3) months prior to a Change in Control and in connection with or contemplation of a Change in Control by the Company, the Executive shall be entitled to receive (i) all monies due to Executive which right to payment or reimbursement accrued prior to such discharge, (ii) two (2) times the Executive’s Base Salary payable in accordance with the Company’s customary payroll practices subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, (iii) an amount equal to fifty percent (50%) of the Executive’s Base Salary, payable in cash, on each of the next two (2) immediately following dates when similar annual cash bonus compensation is paid to other executive officers of the Company (but in no event later than March 15th of the calendar year following the calendar year to which such bonus payment relates), and (iv) all then unvested Options and Restricted Shares shall automatically vest. The Company’s payment of any amounts to Executive upon the termination of Executive’s employment without Cause is expressly subject to and contingent upon Executive executing and delivering to the Company at the time of such termination the Release.

     For purposes of this Agreement, the term “Change of Control” shall mean and shall occur upon: (a) the acquisition by any person, entity or group (other than a “Current Investor” (as hereinbelow defined), an Affiliate of a Current Investor, the Company or an Affiliate of the Company) in one or more transactions, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the Voting Stock of the Company; (b) the completion by any person, entity or group (other than a Current Investor, an Affiliate of a Current Investor, the Company or an Affiliate of the Company) of a tender offer or an exchange offer for more than 50% of the outstanding Voting Stock of the Company; (c) the effective time of (1) a merger or consolidation of the Company with one or more corporations (other than a corporation or corporations in which at least 50% the Voting Stock is beneficially owned by a Current Investor or an Affiliate of a Current Investor) as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation directly or indirectly hold less than 50% of the Voting Stock of the surviving or resulting corporation or (2) a transfer of all or substantially all of the property or assets of the Company (other than to an entity in which a Current Investor, an Affiliate of a Current Investor, the Company or an Affiliate of the Company owns at least 50% of the Voting Stock); (d) individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board (provided, however, that any individual becoming a director subsequent to such date whose appointment or election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding for this purpose any such individual whose initial election or appointment to the Board occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board); or (e) a complete liquidation of the Company. For purposes of this definition of Change in Control: (i) “Current Investor” shall mean any stockholder of the Company, who or that, as of the Effective Date, either alone or together with their or its Affiliates beneficially owns 33 1/3% or more of the outstanding Voting Stock of the Company. (ii) “Affiliate” shall have the meaning given to such term in Rule 405 under the Securities Act of 1933, as amended. (iii) “Voting Stock” shall mean the outstanding capital stock or equity interests of any entity that are entitled to vote for the election of directors of such entity.
          (g) Exclusivity of Severance Provisions
     The Change in Control payment contemplated in Section 8(f) and the severance payments contemplated in Section 8(d) or Section 8(e), are mutually exclusive (i.e. Executive may be entitled to one or the other, but not both).
     9. Violation of Other Agreements
     Executive represents and warrants to the Company that he has no written employment agreement or any other written agreement or other understanding of any nature whatsoever with his employer immediately preceding the entering into of this Agreement (or any other former employer) that would prohibit him from entering this Agreement. Accordingly, Executive is legally able to enter into this Agreement and accept employment with the Company; that Executive is not prohibited by the terms of any agreement, understanding, law or policy from entering into this Agreement; that the terms hereof will not and do not violate or contravene the terms of any agreement, understanding, law or policy to which Executive is or may be a party, or by which Executive may be bound or subject; and that Executive is under no physical or mental disability that would hinder the performance of Executive’s duties under this Agreement. Executive agrees to indemnify and hold harmless the Company, and its officers, directors and stockholders, with respect to the provisions of this Section 9, which indemnification hereunder shall include, but not be limited to, the reasonable legal fees and disbursements of the Company and its officers, directors and stockholders.
     10. Specific Performance; Damages
     In the event of a breach or threatened breach of the provisions of Section 6 or Section 7 hereof, Executive agrees that the injury which could be suffered by the Company (which for purposes of this Section 10 shall include the Company’s successor-in-interest, subsidiaries and affiliates) would be of a character which could not be fully compensated for solely by a recovery of monetary damages. Accordingly, Executive agrees that in the event of a breach or threatened breach of Section 6 or Section 7 hereof, in addition to and not in lieu of any damages sustained by the Company and any other remedies which the Company may pursue hereunder or under any applicable law, the Company shall have the right to equitable relief, including but not limited to the issuance of a temporary or permanent injunction or restraining order, by any court of competent jurisdiction against the commission or continuance of any such breach or threatened breach, without the necessity of proving any actual damages or posting of any bond or surety therefor. In addition to, and not in limitation of the foregoing, Executive understands and confirms that, in the event of a breach or threatened breach of Section 6 or Section 7 hereof, Executive may be held financially liable to the Company for any loss suffered by the Company as a result. The provisions of this Section 10 shall survive the expiration or termination of this Agreement.
     11. Notices
     Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by a recognized, national overnight courier or U.S. express mail, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:
     In the case of the Company, to:
Grubb & Ellis Company
500 West Monroe Street, Suite 2800
Chicago, IL 60661
Attention: Chief Executive Officer

With a copy simultaneously by like means to each of:
Grubb & Ellis Company
500 West Monroe Street, Suite 2800
Chicago, IL 60661
Attention: General Counsel
and
Zukerman Gore & Brandeis, LLP
875 Third Avenue
New York, NY 10022
Attention: Clifford A. Brandeis, Esq.
     In the case of Executive, to:
Richard Pehlke
At the last address of the Executive on file with
the Company’s Human Resources Department.
     With a copy simultaneously by like means to:
Jenner & Block LLP
330 North Wabash Avenue
Suite 3900
Chicago, Illinois 60611
Attn.: S. Tony Ling, Esq.
Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first Business Day following the sending thereof by recognized, national overnight courier or U.S. express mail, and (iii) on the fifth calendar day (or, if it is not a Business Day, then the next succeeding Business Day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service.
     12. Waivers
     No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
     13. Preservation of Intent
     Should any provision of this Agreement be determined by a court having jurisdiction in the premises to be illegal or in conflict with any laws of any state or jurisdiction or otherwise unenforceable, the Company and Executive agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out.

     14. Entire Agreement
     This Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, letters of intent, correspondence, commitments, plans and representations in respect thereof among them, including, without limitation, any prior employment agreement and any special severance agreements and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement except as provided in this Agreement.
     15. Inurement; Assignment
     The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon any successor of the Company or to the business of the Company, subject to the provisions hereof. The Company may assign this Agreement to any person, firm or corporation controlling, controlled by, or under common control with the Company. Neither this Agreement nor any rights or obligations of Executive hereunder shall be transferable or assignable by Executive, other than the rights which inure to his estate and legal representatives hereunder in the event of the death of Executive during the Term hereof.
     16. Amendment
     This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.
     17. Headings
     The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
     18. Counterparts
     This Agreement may be executed in any number of original or facsimile counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
     19. Governing Law; Disputes
     This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Illinois, without giving reference to principles of conflict of laws. Each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts situated in the State of Illinois, Cook County. Subject to the provisions of Section 10 hereof, any dispute or controversy arising under, out of, in connection with or in relation to this Agreement or Executive’s employment by the Company shall be resolved by final and binding arbitration and shall be submitted to the American Arbitration Association (“AAA”) in Chicago, Illinois, or such other neutral party as the parties hereto shall agree (“Neutral”) pursuant to the United States Arbitration Act, 9 U.S.C. §1 et. seq. Either Executive or the Company may initiate arbitration by filing a written demand therefor, and the arbitration will be conducted by a single arbitrator, in accordance with the Commercial Arbitration Rules of the AAA. Each of the Company and Executive agrees to cooperate in good faith and to exchange all relevant documents and information in their respective control and each will have the right to take depositions by agreement or as deemed appropriate by the Neutral. Each of the Company and Executive agrees to cooperate with the AAA or other Neutral and with the other in selecting an arbitrator, and in scheduling the arbitration proceedings. In reaching his or her decision, the Neutral will follow and apply applicable law. The Neutral will render a written decision that includes a written statement of the reasons for the decision and award, and the written statement will be admissible in any judicial proceeding to enforce or vacate the arbitration decision. Each of the Company and Executive shall participate in the arbitration in good faith and share equally in the costs of the arbitration, including the arbitrator’s fees; provided that each party will initially bear the fees and costs of its own attorneys, but upon the issuance of the final binding written arbitration award, the prevailing party will be entitled to be reimbursed by the other party for all reasonable, documented legal fees and disbursements incurred in connection with any arbitration pursuant to this Section 19. The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties.
Remainder of Page Intentionally Blank

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this 9th day of February 2007.

/s/ Richard Pehlke
RICHARD PEHLKE

GRUBB & ELLIS COMPANY
By:	/s/ Mark E. Rose
Mark E. Rose
Chief Executive Officer